Exhibit 99

EXTENTION OF PRESIDENT EMPLOYMENT AGREEMENT

This EXTENSION OF PRESIDENT EMPLOYMENT AGREEMENT (hereinafter this “Extension”) is made this 22nd day of January 2009, between RICHARD J. MORGAN, an individual residing at 3455 Constellation Drive, Davidsonville, Maryland 21035 (“Mr. Morgan”) and CommerceFirst Bancorp, Inc., a Maryland Corporation, with its principal place of business at 1804 West Street, Suite 200, Annapolis, Maryland 21401, its successors, and assigns (hereinafter the “Company”).

RECITALS

WHEREAS, the Company entered into a President Employment Agreement with Mr. Morgan on August 1, 1999 which expired on August 1, 2004 (hereinafter the “Employment Agreement”); and

WHEREAS, by agreement the Company and Mr. Morgan extended the Employment Agreement, as amended, from August 1, 2004 until August 15, 2009; and

WHEREAS, by agreement the Company and Mr. Morgan amended the terms of the Employment Agreement pursuant to a First Amendment of President Employment Agreement executed in May, 2008; and

WHEREAS, the Company and Mr. Morgan desire to extend the Employment Agreement, as amended, on the terms, covenants, and conditions hereinafter set forth.

NOW THEREFORE, for the reasons set forth above and in consideration of the mutual promises and agreements set forth below, the Company and Mr. Morgan agree as follows:

1.1           Extension of Employment Agreement.  The Company and Mr. Morgan hereby agree to extend the Employment Agreement from August 15, 2009 until August 15, 2014.   All other terms and conditions of the Employment Agreement shall remain in full force and effect, except as may be applicable due to the Company’s bank subsidiary’s commencement of operations.

IN WITNESS WHEREOF, this Agreement has been executed by the Company and Mr. Morgan as of the day and year first above written.

COMPANY:

By:	/s/George C. Shenk	1-26-2009
George C. Shenk		Date
Chairman of the Compensation Committee

MR. MORGAN:

/s/ Richard J. Morgan		1-22-2009
Richard J. Morgan		Date